EXHIBIT 10.2

                    TERMINATION AGREEMENT AND GENERAL RELEASE


         THIS TERMINATION AGREEMENT AND GENERAL RELEASE (this "Agreement") is made and entered into as of March 20, 1998, by and between THERMO JARRELL ASH CORPORATION, a Massachusetts corporation having a place of business at 8 East Forge Parkway, Franklin, Massachusetts 02038 ("TJA"), and THERMO INSTRUMENT SYSTEMS INC., a Delaware corporation having a place of business at 860 West Airport Freeway, Suite 301, Hurst, Texas 76054 ("Thermo Instrument"), on the one part, and TOP SOURCE INSTRUMENTS, INC. (formerly known as On-Site Analysis, Inc.), a Georgia corporation having a place of business at 3125 Presidential Drive, Suite 130, Atlanta, Georgia 30340 ("TSI"), and TOP SOURCE TECHNOLOGIES, INC., a Delaware corporation having a place of business at 7108 Fairway Drive, Suite 200, Palm Beach Gardens, Florida 33418 ("Top Source"), on the other part. TJA, Thermo Instrument, TSI and Top Source are hereinafter sometimes collectively referred to as the "Parties."

WITNESSETH:

         WHEREAS, the Parties entered into an Agreement dated as of March 3, 1995, a copy of which is attached hereto as Exhibit A (the "Original Agreement"), whereby the Parties agreed to develop, manufacture and market, upon the terms and conditions set forth in the Original Agreement, an integrated instrument combining an optical emission spectrometer with spark excitation and a Fourier transform infrared spectrometer to be used for the analysis of mineral oils, synthetic oils and hydraulic fluids (the "OSA"); and

         WHEREAS, the Parties desire to terminate the Original Agreement upon the terms and subject to the conditions more particularly set forth herein;

         NOW, THEREFORE, for and in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

         1. Termination of Original Agreement. The Parties hereby agree that the Original Agreement shall be terminated effective as of March 31, 1998 (the "Termination Date"), as though such Termination Date were set forth in the Original Agreement as the expiration date of the term thereof. It is expressly understood and agreed that the termination of the Original Agreement shall in no event be deemed a termination by TJA pursuant to the provisions of Section 15.2.5 of the Original Agreement.

         2. Security Deposit. On or before the Termination Date, TJA shall deliver to TSI an amount equal to $285,000, representing a portion of the Security Deposit currently held by TJA in accordance with Section
         6.9 of the Original Agreement. From and after the Termination Date, the balance of the Security Deposit in the amount of $365,000 shall be retained by TJA as it sole and exclusive property.

         3. Technical Contributions: From and after the Termination Date, TJA and TSI shall each remain fully vested with all right, title and interest (as owner, licensee or designee, as the case may be) in and to its respective Technical Contributions (as defined in Section 1.14 of the Original Agreement).

         4. Thermo Marks. On or before the Termination Date, TSI shall remove all trademarks, trade names, service marks and trade dress of TJA, Thermo Instrument, Nicolet Instrument Corporation and/or Thermo Optek Corporation (collectively, the "Thermo Marks") from all OSAs and replacement parts therefor in the possession of TSI and/or Top Source (the OSAs and replacement parts are hereinafter sometimes collectively referred to as the "Products"). From and after the Termination Date, TSI and Top Source shall cease all use of the Thermo Marks, including without limitation in connection with the sale, leasing, licensing, sublicensing, distribution or marketing of the Products (or related services); provided, however, that TSI and Top Source agree not to remove or obscure any notice of copyright, patent, trademark, trade secret or restricted or limited rights which may be contained on the Instrument Software (as defined in Section 1.3 of the Original Agreement) and/or of TJA's Technical Contributions. It is further understood and agreed that, from and after the Termination Date, neither TSI nor Top Source shall identify TJA (or any parent, subsidiary, affiliate or division of TJA) as the manufacturer of the Products.

         5. Existing Inventory. On or before the Termination Date, TJA shall deliver to TSI the inventory of Products listed in Exhibit B attached hereto and incorporated herein by this reference (the "Inventory"). The Inventory is currently located at facilities of two of TJA's affiliates in Grand Junction, Colorado and Madison, Wisconsin, respectively. The Inventory will be shipped to the destination specified by TSI, F.O.B. said facilities. TJA will select the carrier for shipment of the Inventory, but in no event will TJA be deemed to assume any liability in connection with such shipment nor will the carrier be deemed to be the agent of TJA. TSI agrees to have a representative present at each of the aforesaid facilities to oversee the delivery of the Inventory to the carrier and to confirm that the Inventory so delivered is consistent with that listed in Exhibit B hereto. Delivery of possession of the Inventory to the carrier will constitute agreement by TSI that the Inventory as delivered to the carrier is in conformance with the list set forth in Exhibit B hereto. The Inventory will be insured in transit at the expense of TSI. Title to and risk of loss of the Inventory will pass to TSI upon delivery of possession of the Inventory to the carrier. Any claims for damage to, or loss or misdelivery of, the Inventory will be filed directly with the carrier by TSI. It is expressly understood and agreed that the Inventory is being conveyed to TSI on an "AS IS, WHERE IS" basis. TJA DISCLAIMS ALL WARRANTIES, WHETHER EXPRESSED OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE INVENTORY, INCLUDING WITHOUT LIMITATION ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. TJA DOES NOT WARRANT THAT THE INVENTORY IS ERROR-FREE OR WILL ACCOMPLISH ANY PARTICULAR RESULT.

         6.       Survival.

                  6.1 Notwithstanding anything to the contrary contained herein, the provisions of Section 3.1, Section 3.2.4, Section 3.3.2, Section 10.2,
Article 13, Article 14 and, to the extend related to the foregoing, Articles 16 and 17 of the Original Agreement, shall survive the termination of the Original Agreement.

                  6.2 Solely with respect to OSAs and Inventory purchased form TJA and paid for by TSI pursuant to the Original Agreement or this Agreement, as the case may be, and solely in connection with the normal operation thereof, TSI and Customers (as defined in Section 1.1 of the Original Agreement) shall have, without payment of additional consideration, the continuing perpetual and worldwide non-exclusive right and license to use, license and, with respect to TSI only, sublicense, "AS IS, WHERE IS," the Instrument Software (as defined in
Section 1.3 of the Original Agreement) and Technical Contributions of TJA and to install and reinstall such OSAs with existing or new Customers, all without restriction except, (i) with respect to TSI, as provided in those Sections of the Original Agreement which shall survive, in accordance with the provisions of Subsection 6.1 above, the termination of the Original Agreement, and (ii) with respect to any Customer, as provided for the benefit of TJA in any applicable Customer Agreement (as defined in Article 12 of the Original Agreement). TJA agrees to consent to the assignment by TSI of its rights under this Subsection
6.2 to any party which enters into a joint venture or similar relationship with TSI or to any successor of TSI (including any third party which purchases all or part of the assets of TSI), provided any such assignee executes an agreement, in form acceptable to TJA, whereby said assignee agrees to be bound by the restrictions imposed upon, and the indemnification and other applicable obligations of, TSI pursuant to those Sections of the Original Agreement which survive the termination of the Original Agreement.

         7.       Release.

                  7.1 TSI and Top Source each hereby releases, holds harmless and forever discharges TJA, Thermo Instrument and their respective parents, subsidiaries, affiliates, divisions, successors and assigns, including without limitation Thermo Optek Corporation and Nicolet Instrument Corporation (collectively, the "Thermo Parties"), of and from any and all past, present and future actions, causes of action, rights, claims, demands, liabilities, losses, costs, expenses and compensation (including without limitation claims for fraud, breach of contract, breach of fiduciary duty, negligence, rescission, restitution, compensatory damages, punitive damages, penalties, specific performance or injunctive or declamatory relief), which TSI and/or Top Source ever had, now has or may have against any of the Thermo Parties arising from or in connection with the Original Agreement, including without limitation the development, manufacture, marketing, sale, leasing, licensing, sublicensing or distribution of the Products. Without in any way limiting the foregoing, it is expressly understood and agreed that the Thermo Parties shall have no liability for errors in, or other failures in or degradation of performance of, the Instrument Software due to Year 2000 issues. Notwithstanding anything to the contrary contained herein, it expressly understood and agreed that the foregoing provisions of this Subsection 7.1 shall not apply to any liabilities or obligations of TJA or Thermo Instrument under those provisions of the Original Agreement which are expressly stated in Section 6 above to survive the termination of the Original Agreement.

                  7.2 TJA and Thermo Instrument each hereby releases, holds harmless and forever discharges TSI, Top Source, and their respective parents, subsidiaries, affiliates, divisions, successors and assigns (collectively, the "TSI Parties"), of an from any and all past, present and future actions, causes of action, rights, claims, demands, liabilities, losses, costs, expenses and compensation (including without limitation claims for fraud, breach of contract, breach of fiduciary duty, negligence, rescission, restitution, compensatory damages, punitive damages, penalties, specific performance or injunctive or declaratory relief), which TJA and/or Thermo Instrument ever had, now has or may have against any of the TSI Parties arising from or in connection with the Original Agreement, including without limitation the development, manufacturer, marketing, sale, leasing, licensing, sublicensing or distribution of the Products. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the foregoing provisions of this Subsection
7.2 shall not apply to any liabilities or obligations of TSI or Top Source under those provisions of the Original Agreement which are expressly stated in Section 6 above to survive the termination of the Original Agreement.

                  7.3 Each of the Parties hereto acknowledges that (i) this Agreement contains the resolution of a fully matured set of facts and each of the Parties individually declares and represents that it is executing this Agreement in reliance solely on its own judgment, belief and knowledge of the facts surrounding the transactions described in this Agreement, and upon advice of its legal counsel, (ii) this Agreement is made without reliance upon any statement or representation not contained in this Agreement of any other of the Parties to this Agreement or any representative, agent or attorney of any of the other Parties to this Agreement, (iii) no promise, inducement or agreement not expressed in this Agreement has been made to any of the Parties to this Agreement and (iv) the terms and conditions contained in this Agreement are contractual and not mere recitals.

                  7.4 Each of the Parties hereto represents, warrants and agrees that in executing this Agreement, it does so with full knowledge of any and all rights it may have with respect to the other Parties and that it has received, or had the opportunity to receive, independent legal advice from its attorneys with respect to the facts involved in the controversy resolved by this Agreement and with regard to its rights and asserted rights arising out of such facts.

         8. Notices. Whenever, by the terms of this Agreement, notice, demand or other communication shall or may be given to any Party hereunder, the same shall be in writing and addressed as follows:


                                Thermo Jarrell Ash Corporation
                                27 Forge Parkway
                                Franklin, MA  02038-3148
                                Attn: President

         With copies to:         Thermo Electron Corporation
                                 81 Wyman Street
                                 Waltham, MA 02254-9046
                                 Attn: General Counsel

                                                                 and

                                 Thermo Optek Corporation
                                 8 East Forge Parkway
                                 Franklin, Massachusetts  02038-3148
                                 Attn:   President

If to Thermo Instrument:         Thermo Instrument Systems Inc.
                                 860 West Airport Freeway
                                 Suite 301
                                 Hurst, TX 76054
                                 Attn:    President


with a copy to:                  Thermo Electron Corporation
                                 81 Wyman Street
                                 Waltham, MA 02254-9046
                                 Attn: General Counsel

If to one or more of             Top Source Technologies, Inc.
TSI and                          7108 Fairway Drive, Suite 200
Top Source:                      Palm Beach Gardens, FL   33418-3757
                                 Attn:    President

or to such other address or addresses as shall from time to time be designated by written notice by any Party to the others as herein provided. All notices shall be sent by registered or certified mail, postage pre-paid and return receipt requested, or by Federal Express or other comparable courier service providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the third business day following the mailing thereof, or (ii) if sent by courier service, the date of its receipt (or, if such day is not a business day, the next succeeding business day).

         9. Miscellaneous. Any and all rights and remedies which any of the Parties may have under this Agreement, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. No delay or omission on the part of any of the Parties to this Agreement in requiring performance by any of the other Parties or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right hereunder, and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its principles of conflict of laws. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall not be supplemented, amended, varied or modified in any manner except by an instrument in writing signed by a duly authorized representative of each of the Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. The individuals executing this Agreement hereby represent and warrant that they are empowered and duly authorized to so execute this Agreement on behalf of the Parties they represent.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement under seal as of the date first set forth above.

TOP SOURCE INSTRUMENTS, INC.                THERMO JARREL  ASH CORPORATION

By:      David Natan                    By:      Robert J. Rosenthal_________

Name:    David Natan____________            Name:Robert J. Rosenthal_____

Title:   Vice President and_________        Title: President_____
         Chief Financial Officer


TOP SOURCE TECHNOLOGIES, INC.               THERMO INSTRUMENT SYSTEMS INC.

By:        David Natan____________          By: _____________________________

Name:   David Natan____________             Name: ___________________________

Title:   Vice President and________         Title:    President and CEO______
         Chief Financial Officer